Earnings Release Presentation Q1 2024 Wintrust Financial Corporation

22 This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2023 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time,the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company's financial condition and results of operations from expected developments or events. Actual results could differ materially from those addressed in the forward- looking statements as a result of numerous factors, including the following: • economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft; • adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware); PENDING - LEGAL Forward Looking Statements

33 • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries, and ability of the Company to effectively manage the transition of the chief executive officer role; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns; • the expenses and delayed returns inherent in opening new branches and de novo banks; • liabilities, potential customer loss or reputational harm related to closings of existing branches; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • the impact of the Company's transition from LIBOR to an alternative benchmark rate for current and future transactions; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies; • changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services; and • the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release and this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases and presentations. PENDING - LEGAL Forward Looking Statements

44 • Strong deposit growth of $1.1 billion, or 9% annualized, driven by our diversified product offerings • Robust loan growth of $1.1 billion, or 10% annualized, primarily driven by commercial and residential real estate portfolios along with draws on existing commercial real-estate loan facilities • Record quarterly net revenue of $605 million driven by the multi-faceted business model with the mortgage banking and wealth management businesses supporting the increase in net revenue • Q1 2024 net interest margin (non-GAAP) of 3.59% remained within our expected range, decreasing by five basis points from the prior quarter Pre-Tax, Pre-Provision1 Diversified Balance Sheet Total DepositsTotal Assets Total Loans Net Income $57.6 billion +$1.3 billion $43.2 billion +$1.1 billion $46.5 billion +$1.1 billion $187.3 million +$63.8 million Consistently Strong Credit Quality • NPLs of $148.4 million, or 0.34% of total loans, remain relatively low compared to historical levels and consistent with prior quarters • Allowance for credit losses on total core loans was 1.51% Efficiency RatioReturn on Assets ROE / ROTCE 1.35% +46 bps (GAAP) 55.21% -860 bps $271.6 million +$63.5 million 1 Pre-tax income, excluding provision for credit losses (non-GAAP) – See non-GAAP reconciliation in the Appendix for all metrics denoted as non-GAAP Diluted EPS $2.89 +$1.02 Current EPS Prior EPS $ 2.89 1.87 $ 1.02 PPNI Prior PPNI $ 271.6 208.2 $63.48 63400000 271,629 208,151 Stable Margin Supports Earnings Net Overhead Ratio 1.39% -50 bps (non-GAAP) 54.95% -856 bps Efficiency GAAP Prior Q 55.21% 58.59% $ (338.00) Efficiency Non GAAP Prior Q Efficiency Ratio (GAAP) Q1-23 Efficiency Ratio (GAAP) Q4-22 Efficiency Ratio (Non- GAAP) Q1-23 Efficiency Ratio (Non- GAAP) Q4-22 55.21% 63.81% 54.95% 63.51% % Change File does not have calc for GAAP numbers (856) Check -860 -856 (GAAP) 14.42% +449 bps (non-GAAP) 16.75% +502 bps Q1 2024 Highlights (Comparative to Q4 2023) Current ROE Prior ROE Current ROTCE Prior ROTCE 14.42% 9.93% 16.75% 11.73% 449 502 PENDING

55 Diluted EPS Quarterly Trend Quarterly Pre-Tax Income, excluding Provision for Credit Losses Record Quarterly Net Income $180.2 $154.8 $164.2 $123.5 $187.3 1.40% 1.18% 1.20% 0.89% 1.35% Net Income ROA Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $2.80 $2.38 $2.53 $1.87 $2.89 Diluted EPS Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $266.6 $239.9 $244.8 $208.2 $271.6 Pre-Tax Income, excluding Provision for Credit Losses (non-GAAP) Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ($ in Millions) ($ in Millions) 1 See non-GAAP reconciliation in Appendix Q1 2024 Highlights Earnings Summary Differentiated, highly diversified and sustainable business model Manual Input - Highlights May Change QoQ • Strong start to the year with record quarterly net income of $187.3 million • Tangible book value per common share (non-GAAP) increased to $70.40 which is the highest in Company history • Net gain of RBA division sale of $19.3 million • Non-interest expense was negatively impacted by an accrual of $5.2 million for estimated amounts owed as a result of the FDIC special assessment on uninsured deposits in response to certain bank failures occurring in 2023

66 31% 27% 16% 18% 7% 1% Commercial Commercial Real Estate PFR - Property and Casualty Insurance PFR - Life Insurance Residential Real Estate All Other Loans $42,132 $671 $289 $121 $18 $43,231 12/31/2023 Commercial Commercial Real Estate Residential Real Estate All Other Loans 3/31/2024 $39.6 $42.1 $43.2 5.82% 6.69% 6.80% Total Loans Average Total Loan Yield 3/31/2023 12/31/2023 3/31/2024 Year-over-Year Change $3.6B or 9% in Total Loans Loan Portfolio Diversified loan portfolio Strong Loan Growth Driven by Commercial and Commercial Real Estate ($ in Millions) Diversified Loan Mix (as of 3/31/2024) Robust Loan Growth Coupled with Higher Loan Yield ($ in Billions)

77 • Robust first quarter deposit growth totaling $1.1 billion • Deposit base and liquidity remained strong despite a volatile market • Year-over-year deposit growth of $3.8 billion or 9% • The quarterly decline in Non-Interest-Bearing was driven by seasonality during the first quarter and deposit migration to Interest- Bearing products $45,397 $(512) $169 $1,269 $126 $46,449 12/31/2023 Non-Interest-Bearing Savings CDs Other Interest- Bearing 3/31/2024 $42.7 $45.4 $46.5 1.97% 3.32% 3.48% Total Deposits Rate Paid on Average Total Interest-Bearing Deposits 3/31/2023 12/31/2023 3/31/2024 1 1Includes: NOW, Interest-bearing Demand Deposits, Money Market and deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company Deposit Portfolio Enviable core deposit franchise in Chicago and Milwaukee market areas Strong Quarterly Growth Primarily Driven by CDs ($ in Millions) Deposit Growth Supported by Strong Franchise ($ in Billions) Highlights 1 Manual Input - Highlights May Change QoQ

88 26% 21% 13% 12% 4% 3% 32% 34% 12% 13% 13% 17% Time Certificates of Deposit Savings Money Market Wealth Management Deposits NOW and Interest-Bearing Demand Deposits Non-Interest-Bearing Q1 2023 Q1 2024 Total Interest-Bearing Deposit Costs 1 Fed Funds Upper Target up 525 bps 0.25% 5.50% 12/31/21 3/31/2024 Total Interest-Bearing Deposit Beta 62% 0.24% 3.48% 12/31/21 3/31/2024 Total Deposit Beta 48% 0.16% 2.70% 12/31/21 3/31/2024 Fed Target Total Deposit Costs $42.7 Deposit Portfolio Deposit beta increase driven by competitive deposit pricing to fund quality loan growth Q1 2024 Highlights Deposit Beta Moderation Continues in Q1 2024 Deposit Mix Shift Into Interest-Bearing due to Interest Rate Environment ($ in Billions) $46.5 • Total cycle-to-date interest-bearing deposit beta was at 62% as of Q1 2024 • No material deposit concentrations • Non-interest-bearing at 21% of total deposits as of March 31, 2024 Manual Input - Highlights May Change QoQ Manual Input - Calculation using Fed Funds

99 Capital/Liquidity Current capital levels are well in excess of regulatory thresholds with the Company's capital levels increasing slightly as strong earnings fund robust growth $4.4 $3.8 $0.1 Available-for-Sale Held-to-Maturity Other 9.4% 0.3% (0.2)% 9.5% 12/31/2023 Retained Earnings and other equity changes Change in RWA 3/31/2024 1 Ratios for Q1 2024 are estimated 9.2% 9.4% 9.5% 10.1% 10.3% 10.3% 12.1% 12.1% 12.2% 9.1% 9.3% 9.5% CET1 Ratio Tier 1 Capital Ratio Total Capital Ratio Tier 1 Leverage Ratio 3/31/2023 12/31/2023 3/31/2024 CET1 Ratio 1 CET1 Increased Primarily due to Strong EarningsCapital Levels Remained Stable Supporting Strong Growth Strategically Balanced Investment Portfolio (as of 3/31/2024) ($ in Billions) • The Company's capital levels are well in excess of regulatory thresholds and it is expected that the Company would remain well capitalized in the event the Company were to liquidate its entire investment portfolio • Investment portfolio size has remained relatively unchanged quarter over quarter at 14% of total assets Q1 2024 Highlights 1 Total Investment Portfolio Yield (Q1 '24): 3.38% Duration: 6.6 Years $8.3 Manual Input - Highlights May Change QoQ Manual Input - CET1 calculation comes from Ravshana

1010 Net Interest Margin/Income Net interest margin within guidance range; coupled with earning asset growth and strong net interest income Q1 2024 NIM Decreased Primarily Due to Declines in Non-Interest-Bearing Deposit Balances, Deposit Migration to Interest-Bearing Products and Competitive Deposit Pricing to Fund Quality Loan Growth 3.64% 0.09% (0.15)% 0.01% 3.59% NIM (non-GAAP) Q4 2023 Earning Asset Yield Interest-Bearing Liability Rate Net Free Funds NIM (non-GAAP) Q1 2024 Repositioning the Balance Sheet to Mitigate Interest Rate Risk 2.4% 1.4%1.7% 0.6% Static Ramp 3/31/2023 3/31/2024 1 2 Percentage Change in Net Interest Income Over a One-Year Time Horizon Rising Rates Scenario + 100 Basis Points (2.4)% 1.5% (1.3)% 1.3% Static Ramp 3/31/2023 3/31/2024 1 2 Percentage Change in Net Interest Income Over a One-Year Time Horizon Falling Rates Scenario - 100 Basis Points 1 Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet 2 Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months Q4 '23 NII $470.0MM Q1 '24 NII $464.2MMNIM Linking Chart 3/31/2024 12/31/2023 Variance Total earning assets (7) 6.22% 6.13% 0.09 % Total interest-bearing liabilities 3.55% 3.40 (0.15) % Net free funds/contribution (6)/ Net interest income/Net interest margin 0.92% 0.91 0.01 NIM 3.59% 3.64 Manual Input - Data Comes from Mark B Pending

1111 $107.8 $113.0 $112.5 $100.8 $140.6 $29.9 $33.9 $33.5 $33.3 $34.8 $13.0 $12.2 $13.9 $14.2 $14.1$12.9 $13.6 $14.2 $14.5 $14.8 $33.7 $23.3 $23.5 $31.4 $49.2 $18.3 $30.0 $27.4 $7.4 $27.7 Wealth Management Operating Lease Income, net Service Charges on Deposits Other ; incl. Call Option Income Mortgage Banking Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $372.3 $578.0 $572.6 $439.2 $475.6 $256.1 $406.8 $408.7 $315.6 $331.5 $116.2 $171.2 $163.9 $123.6 $144.1 Retail Originations Veterans First Originations Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Mortgage Originations for Sale Increased in Q1 2024 and Higher Year-over-Year MSRs Increased due to Favorable Valuation Adjustment in Q1 2024 Consistently Strong Wealth Management Business Other Income Increased in Q1 2024 Primarily due to a $20MM Gain from the Sale of the Company's Retirement Benefits Advisors Division 1 Other - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous 1 $29.9 $33.9 $33.5 $33.3 $34.8 $35.2 $44.5 $44.7 $47.1 $48.7 Total Wealth Management Revenue Assets Under Administration ($ in Billions) Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ($ in Millions) ($ in Millions) % of MSRs to Loans Serviced for Others Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 1.60% 1.71% 1.77% 1.60% 1.67% $225.8 $200.7 $210.5 $192.5 $201.1 $14,080 $11,752 $11,886 $12,007 $12,051 MSRs, at fair value Loans Serviced for Others Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ($ in Millions) ($ in Millions) Non-Interest Income Diversified fee businesses support non-interest income levels despite challenging mortgage environment Manual Input - Data Comes from Mark S. unsure who will take over next

1212 Commissions and Incentives Increase Partially Driven by the Sale of the Retirement Benefits Advisors Division Q1 2024 and Q4 2023 Efficiency Ratio Impacted by FDIC Special Assessment and Gain on Sale of RBA 52.78% 56.95% 56.94% 63.51% 54.95% Efficiency Ratio (non-GAAP) Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $362.7 $(4.1) $(29.2) $1.2 $1.0 $1.5 $333.1 Q4 2023 Non-Interest Expense Advertising and Marketing FDIC Special Assessment Salaries and Benefits Occupancy Expense All Other Expenses Q1 2024 Non-Interest Expense Non-Interest Expense Continue to monitor our expenses and believe they are in line with Company growth ($ in Millions) Decrease Driven by a Lower FDIC Special Assessment Accrual in Q1 2024 than Q4 2023 and Seasonal Decrease in Advertising and Marketing ($ in Millions) $176.8 $184.9 $192.3 $194.0 $195.2 $108.4 $107.7 $111.3 $111.5 $112.2 $39.8 $44.5 $48.8 $49.0 $51.0 $28.6 $32.7 $32.2 $33.5 $32.0 Salaries Commissions and Incentive Compensation Benefits Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 1 Q4 2023 Includes FDIC Special Assessment of $34.4MM 2 Q1 2024 Includes FDIC Special Assessment of $5.2MM & Net Gain on Sale of RBA of $19.3MM 1 2

1313 $100.7 $108.7 $133.1 $139.0 $148.4 $71.8 $74.6 $79.4 $91.3 $89.9 $1.1 $1.7 $10.7 $0.0 $0.0$27.8 $32.4 $43.0 $47.7 $58.5 0.25% 0.26% 0.32% 0.33% 0.34% NPLs as a % of Total Loans PFR - Commercial NPLs PFR - Life NPLs Commercial, CRE and Other NPLs 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $5.5 $17.0 $8.1 $14.9 $21.8$23.0 $28.5 $19.9 $42.9 $21.70.06% 0.17% 0.08% 0.14% 0.21% NCOs Total Provision for Credit Losses Annualized NCOs as a % of Average Total Loans Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $40,931 $41,949 Q4 2023 Q1 2024 $618 $690 Q4 2023 Q1 2024 $583 $592 Q4 2023 Q1 2024 Pass and Loans Guaranteed1 Special Mention Substandard2 1Pass and Loans Guaranteed: Includes early buy-out loans guaranteed by U.S. government agencies 2Substandard: Substandard includes Substandard Accrual and Substandard Nonaccrual/Doubtful 97% 97% 2% 2% 1% 1% Credit Quality Exceptional credit quality supported by a diversified loan portfolio Net Charge-Offs Increased Primarily Due to Charges that were Previously Reserved for in the Fourth Quarter of 2023 Manageable Levels of Non-Performing Loans ($ in Millions) ($ in Millions) Special Mention and Substandard Loan Category Percentages Remained Unchanged Quarter over Quarter ($ in Millions) Manual Input - All Data comes from Mike Reiser Q1 & Q2 Commercial, CRE, and Other NPL are hard coded due to rounding issues

1414 • Stable allowance driven by net loan growth and slight changes to credit quality within specific products of the portfolio in Q1 coupled with improvement in forecasted macroeconomic conditions, primarily narrower forecasted Baa credit spreads • Continued strong coverage across all portfolios to safeguard against potential future economic uncertainty $41.4 $42.1 $43.2 0.96% 1.01% 0.99% Total Loan Period End Balance Allowance as a % of Total Loans 9/30/2023 12/31/2023 3/31/2024 $24.1 $24.6 $25.4 1.51% 1.55% 1.51% Core Loan Period End Balance Allowance as a % of Category 9/30/2023 12/31/2023 3/31/2024 $17.4 $17.5 $17.8 0.20% 0.26% 0.25% Niche Loan Period End Balance Allowance as a % of Category 9/30/2023 12/31/2023 3/31/2024 Credit Quality - Allowance for Loan Losses The Company remains well-reserved Well-Reserved Across Our Core Loan PortfolioSufficient Allowance Coverage of Total Loan Portfolio ($ in Billions) ($ in Billions) Allowance Provides Appropriate Coverage Given Minimal Historic Losses in Niche Portfolio ($ in Billions) Q1 2024 Highlights Manual Input - All Data comes from Mike Reiser

1515 $149.5 $143.1 $151.5 $169.6 $166.5 1.19% 1.14% 1.19% 1.32% 1.23% Calculated Allowance Allowance as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $48.0 $41.0 $43.8 $39.0 $31.80.38% 0.33% 0.34% 0.30% 0.24% NPLs NPL as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $12,577 $12,600 $12,725 $12,832 $13,503 0.07% 0.16% 0.04% 0.14% 0.33% Period End Balance Net Charge-Off Ratio 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 45% 10%5% 18% 8% 3% 4% 7% Commercial and industrial Asset-based lending Municipal Leases Franchise Mortgage warehouse lines of credit Community Advantage - HOA Insurance agency lending Credit Quality - Commercial Loans Diversified portfolio with low net charge-offs Low Levels of Non-Performing Commercial LoansStrong Portfolio Growth Paired with Nominal Net Charge-Off Ratio ($ in Millions) ($ in Millions) Allowance Provides Consistent Coverage Commercial Loan Composition (as of 3/31/2024) ($ in Millions)

1616 $10,239 $10,609 $10,946 $11,344 $11,633 0.00% 0.31% 0.05% 0.19% 0.19% Period End Balance Net Charge-Off Ratio 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $11.2 $18.5 $18.1 $35.5 $39.3 0.11% 0.17% 0.17% 0.31% 0.34% NPLs NPL as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $194.8 $215.7 $215.7 $223.9 $226.1 1.90% 2.03% 1.97% 1.97% 1.94% Calculated Allowance Allowance as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 13% 19% 12% 25% 12% 15% 1% 3% Office Industrial Retail Multi-family Mixed use and other Commercial construction Residential construction Land Credit Quality - Commercial Real Estate Loans Well-diversified portfolio with a majority of its exposure in stabilized, income producing properties Manageable Levels of CRE NPLs with Continued Proactive Reviews of Credit Relatively Low Levels of Net Charge-offs ($ in Millions) ($ in Millions) Allowance Levels Designed to Sufficiently Cover Against any Potential Future Macroeconomic Stress Commercial Real Estate Loan Composition (as of 3/31/2024) ($ in Millions)

1717 Medical, 26% Medical Owner Occupied, 3% Non-Medical Owner- Occupied, 15% Non-Medical Non Owner-Occupied, 56% $383.1 $296.7 $204.4 $202.9 $320.6 $159.0$150.6 $146.6 $163.6 $136.9 $220.9 $66.3 Total CRE Office Non-Medical Non Owner-Occupied <$2M $2M-$5M $5M-$10M $10M-$15M $15M-$20M >=$20M Chicago CBD, 12% Other CBD, 12% Suburban, 76% 1Chicago CBD includes the following zip codes: 60601, 60602, 60603, 60604, 60605, 60606, 60607, 60610, 60611, 60654, 60661 2Other CBD includes the following metropolitan areas: Milwaukee, Boulder, Orlando, Saint Paul, Columbus, Akron, Cincinnati, San Antonio 1 2 $1,188.4 $190.9$187.4 $884.9 $227.1 $412.4 261885 92 47 30 24 17 12 19 13 6 3 Number of Loans Per Category CRE Office Portfolio (as of 3/31/2024) CRE office represents a minimal percentage of the total loan portfolio CRE Office Portfolio Geography ($ in Millions) CRE Office Portfolio Composition Granularity of CRE Office Portfolio by Loan Size ($ in Millions) ($ in Millions) <$2M $2M-$5M $5M-$10M $10M-$15M $15M-$20M >=$20M # of Loans CRE 885 92 30 17 19 6 Non Med 261 47 24 12 13 3 Portfolio Characteristics As of 12/31/2023 As of 3/31/2024 Balance ($ in Millions) $1,455 $1,567 CRE office as a % to Total CRE 12.83% 13.47% CRE office as a % to Total Loans 3.45% 3.62% Average Size of Loan ($ in Millions) $1.4 $1.5 Non-Performing Loan (NPL) Ratio 1.02% 1.33% 30+ Days Past Due Ratio 0.08% 1.17% 90+ Days Past Due Ratio 0.01% 0.03% Owner Occupied or Medical % 42% 44% $42.3 Need to Update these once Loans are finalized KP: Updated

1818 Manual Input - Data comes from Dominic Sarro $1.1 $1.7 $10.7 $0.0 $0.0 0.01% 0.02% 0.13% $0.00 0.00% NPLs NPL as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $8,164 $1,665 Cash Surrender Value Other $8,126 $8,039 $7,932 $7,878 $7,872 0.00% 0.01% 0.00% 0.00% 0.00% Period End Balance Net Charge-Off Ratio 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 1 Loan Collateral reported at actual values versus credit advance rate 2 Collateral Coverage is calculated by dividing Total Loan Collateral (Undiscounted) by Total Loan Portfolio Balance 4% 70% 8% 18% Annuity Brokerage Account Certificate of Deposit Letters of Credit OtherCollateral Coverage2 of 125% Credit Quality Premium Finance Receivables - Life Insurance Life Insurance portfolio remains steady and has continued to demonstrate exceptional credit quality Strong Portfolio with Persistently Low Levels of Non-Performing LoansQ1 2024 Balances Remained Stable with Strong Credit Quality ($ in Millions) ($ in Millions) Total Loan Collateral1 by Type (as of 3/31/2024) "Other" Loan Collateral1 by Type (as of 3/31/2024) ($ in Millions)

1919 Moderate Levels of Non-Performing LoansContinued Stable Balances for Q1 2024 $5,739 $6,763 $6,723 $6,904 $6,940 0.23% 0.24% 0.29% 0.29% 0.32% Period End Balance Net Charge-Off Ratio 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $3,460 $4,583 $4,212 $4,140 $4,209 Originations Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $27.8 $32.4 $43.0 $47.7 $58.5 0.48% 0.48% 0.64% 0.69% 0.84% NPLs NPL as a % of Category 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 $3,396 $2,239 $1,050 $255 Current Premium Finance Receivables - Property and Casualty Insurance Loan Balances Projected to Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-6 Months 7-9 Months > 9 months Premium Finance Receivables - Property and Casualty Insurance ($ in Millions) ($ in Millions) Projected Repayments Strong Origination Volume Continued in the First Quarter of 2024 ($ in Millions) ($ in Millions) Manual Input - Data comes from Mark B Manual Input - Data comes from Thanos Polyzois Pending

2020 Appendix

Hedging Strategy Update

Use of Hedges to Mitigate Negative Impacts of Falling Rates

Hedging activities had a 19 basis point detriment to our Q1 2024 NIM and remained flat compared to Q4 2023. These derivatives are expected to benefit the Company if interest rates fall materially.

Below are the details of the derivatives entered by the Company as of 3/31/2024. These derivatives hedge the cash flows of variable rate loans that reprice monthly based on one-month term SOFR.

Hedge Type	Effective Date	Notional	Maturity Date	Cap Rate	Floor Rate	Swap Rate
Costless Collar	9/1/2022	$1.25B	9/1/2025	3.74%	2.25%	N/A
Costless Collar	9/1/2022	$1.25B	9/1/2027	3.45%	2.00%	N/A
Costless Collar	10/1/2022	$0.5B	10/1/2026	4.32%	2.75%	N/A
Receive Fixed Swap	1/31/2023	$0.5B	12/31/2025	N/A	N/A	3.75%
Receive Fixed Swap	1/31/2023	$0.5B	12/31/2026	N/A	N/A	3.51%
Receive Fixed Swap	2/1/2023	$0.25B	2/1/2026	N/A	N/A	3.68%
Receive Fixed Swap	2/1/2023	$0.25B	2/1/2027	N/A	N/A	3.45%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2026	N/A	N/A	3.92%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2028	N/A	N/A	3.53%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2026	N/A	N/A	4.18%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2028	N/A	N/A	3.75%
Receive Fixed Swap	4/1/2023	$0.25B	7/1/2026	N/A	N/A	4.45%
Receive Fixed Swap	4/1/2023	$0.25B	7/1/2027	N/A	N/A	4.15%
Receive Fixed Swap	10/1/2024	$0.35B	10/1/2029	N/A	N/A	3.99%
Receive Fixed Swap	11/1/2024	$0.35B	11/1/2029	N/A	N/A	4.25%

WINTRUST 21

2222 1Geographic Diversification: relevant business location utilized to estimate geographic diversification, which can mean the following locations types were used: collateral location, customer business location, customer home address and customer billing address States/Jurisdictions that individually comprise 1% or less of the Total Loan Portfolio shaded light blue Loan Portfolio Highly diversified portfolio across U.S Loan Portfolio - Geographic Diversification1 (as of 3/31/2024) 34.8% 8.7% 6.5% 6.1% 4.8% 4.3% 2.6% 1.5% 1.7% 2.1% 1.9% 2.3% 1.9%Canada: Total Loan Portfolio Primary Geographic Region Commercial: Commercial, industrial and other Illinois/Wisconsin Leasing Nationwide Franchise Lending Nationwide Commercial real estate Construction and development Illinois/Wisconsin Non-construction Illinois/Wisconsin Home equity Illinois/Wisconsin Residential Real Estate Illinois/Wisconsin Premium finance receivables Commercial insurance loans Nationwide and Canada Life insurance loans Nationwide Consumer and other Illinois/Wisconsin 1.7% 1.2% 1.4% 1.4% 1.5% 1.5%

2323 Abbreviation Definition AFS Available For Sale BOLI Bank Owned Life Insurance BP Basis Point BV Book Value per Common Share CBD Central Business District CET1 Ratio Common Equity Tier 1 Capital Ratio CRE Commercial Real Estate Diluted EPS Net Income per Common Share - Diluted FDIC Federal Deposit Insurance Corporation FY Full Year FHLB Federal Home Loan Bank GAAP Generally Accepted Accounting Principles HOA Homeowners Association HTM Held to Maturity Interest Bearing Cash Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents MSR Mortgage Servicing Right NCO Net Charge Off NII Net Interest Income NIM Net Interest Margin Non-GAAP For non-GAAP metrics, see the reconciliation in the Appendix NP Not Pictured NPL Non-Performing Loan PFR Premium Finance Receivables PTPP Pre-Tax, Pre-Provision Income RBA Retirement Benefits Advisors ROA Return on Assets ROE Return on Average Common Equity ROTCE Return on Average Tangible Common Equity RRE Residential Real Estate RWA Risk-Weighted Asset SOFR Secured Overnight Financing Rate TBV Tangible Book Value per Common Share Glossary

Non-GAAP Reconciliation

Reconciliation of non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(A) Interest Income (GAAP)	$ 805,513	$ 793,848	$ 762,400	$ 697,176	$ 639,690
Taxable-equivalent adjustment:					
- Loans	2,246	2,150	1,923	1,882	1,872
- Liquidity Management Assets	550	575	572	551	551
- Other Earning Assets	5	4	1	1	4
(B) Interest Income (non-GAAP)	$ 808,314	$ 796,577	$ 764,896	$ 699,610	$ 642,117
(C) Interest Expense (GAAP)	$ 341,319	$ 323,874	$ 300,042	$ 249,639	$ 181,695
(D) Net Interest Income (GAAP) (A minus C)	$ 464,194	$ 469,974	$ 462,358	$ 447,537	$ 457,995
(E) Net Interest Income (non-GAAP) (B minus C)	$ 466,995	$ 472,703	$ 464,854	$ 449,971	$ 460,422
Net interest margin (GAAP)	**3.57%**	**3.62%**	**3.60%**	**3.64%**	**3.81%**
Net interest margin, fully taxable-equivalent (non-GAAP)	**3.59%**	**3.64%**	**3.62%**	**3.66%**	**3.83%**
(F) Non-interest income	$ 140,580	$ 100,829	$ 112,478	$ 113,030	$ 107,769
(G) (Losses) gains on investment securities, net	1,326	2,484	(2,357)	—	1,398
(H) Non-interest expense	333,145	362,652	330,055	320,623	299,169
Efficiency ratio (H/(D+F-G))	**55.21%**	**63.81%**	**57.18%**	**57.20%**	**53.01%**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**54.95%**	**63.51%**	**56.94%**	**56.95%**	**52.78%**
Reconciliation of non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs, net of economic hedge and Early Buy-out Loans Guaranteed by U.S. government agencies: ($ in Thousands):					
Income before taxes	$ 249,956	$ 165,243	$ 224,858	$ 211,430	$ 243,550
Add: Provision for credit losses	$ 21,673	$ 42,908	$ 19,923	$ 28,514	$ 23,045
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 271,629**	**$ 208,151**	**$ 244,781**	**$ 239,944**	**$ 266,595**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

WINTRUST 24

2525 Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands): Income before taxes $ 249,956 $ 165,243 $ 224,858 $ 211,430 $ 243,550 $ 249,956 $ 243,550 Add: Provision for credit losses 21,673 42,908 19,923 28,514 23,045 21,673 23,045 Pre-tax income, excluding provision for credit losses (non-GAAP) $ 271,629 $ 208,151 $ 244,781 $ 239,944 $ 266,595 $ 271,629 $ 266,595 Three Months Ended Reconciliation of non-GAAP Return on Average Tangible Common Equity ($ in Thousands): March 31, December 31, September 30, June 30, March 31, 2024 2023 2023 2023 2023 (N) Net income applicable to common shares $ 180,303 $ 116,489 $ 157,207 $ 147,759 $ 173,207 Add: Intangible asset amortization $ 1,158 $ 1,356 $ 1,408 $ 1,499 $ 1,235 Less: Tax effect of intangible asset amortization $ (291) $ (343) $ (380) $ (402) (321) After-tax intangible asset amortization $ 867 $ 1,013 $ 1,028 $ 1,097 914 (O) Tangible net income applicable to common shares (non-GAAP) $ 181,170 $ 117,502 $ 158,235 $ 148,856 $ 174,121 Total average shareholders’ equity $ 5,440,457 $ 5,066,196 $ 5,083,883 $ 5,044,718 $ 4,895,271 Less: Average preferred stock $ (412,500) $ (412,500) $ (412,500) $ (412,500) $ (412,500) (P) Total average common shareholders’ equity $ 5,027,957 $ 4,653,696 $ 4,671,383 $ 4,632,218 $ 4,482,771 Less: Average intangible assets $ (678,731) $ (679,812) $ (681,520) $ (682,561) $ (675,247) (Q) Total average tangible common shareholders’ equity (non-GAAP) $4,349,226 $3,973,884 $3,989,863 $3,949,657 $3,807,524 Return on average common equity, annualized (N/P) 14.42% 9.93% 13.35% 12.79% 15.67% Return on average tangible common equity, annualized (non-GAAP) (O/Q) 16.75 11.73 15.73 15.12 18.55 The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non- GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently. Non-GAAP Reconciliation

2626 Three Months Ended Reconciliation of non-GAAP Tangible Common Equity ($'s and Shares in Thousands): March 31, December 31, September 30, June 30, March 31, 2024 2023 2023 2023 2023 Total shareholders’ equity (GAAP) $ 5,436,400 $ 5,399,526 $ 5,015,613 $ 5,041,912 $ 5,015,506 Less: Non-convertible preferred stock (GAAP) (412,500) (412,500) (412,500) (412,500) (412,500) Less: Intangible assets (GAAP) (677,911) (679,561) (680,353) (682,327) (674,538) (I) Total tangible common shareholders’ equity (non-GAAP) $ 4,345,989 $ 4,307,465 $ 3,922,760 $ 3,947,085 $ 3,928,468 (J) Total assets (GAAP) 57,576,933 56,259,934 55,555,246 54,286,176 52,873,511 Less: Intangible assets (GAAP) (677,911) (679,561) (680,353) (682,327) (674,538) (K) Total tangible assets (non-GAAP) $ 56,899,022 $ 55,580,373 $ 54,874,893 $ 53,603,849 $ 52,198,973 Common equity to assets ratio (GAAP) (L/J) 8.7% 8.9% 8.3% 8.5% 8.7 % Tangible common equity ratio (non-GAAP) (I/K) 7.6% 7.7% 7.1% 7.4% 7.5 % Reconciliation of non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands): Total shareholders’ equity $ 5,436,400 $ 5,399,526 $ 5,015,613 $ 5,041,912 $ 5,015,506 Less: Preferred stock (412,500) (412,500) (412,500) (412,500) (412,500) (L) Total common equity $ 5,023,900 $ 4,987,026 $ 4,603,113 $ 4,629,412 $ 4,603,006 (M) Actual common shares outstanding 61,737 61,244 61,222 61,198 61,176 Book value per common share (L/M) $81.38 $81.43 $75.19 $75.65 $75.24 Tangible book value per common share (non-GAAP) (I/M) $70.40 $70.33 $64.07 $64.50 $64.22 Reconciliation of Non-GAAP Return on Average Tangible Common Equity: ($'s and Shares in Thousands): March 31, December 31, September 30, June 30, March 31, 2024 2023 2023 2023 2023 (N) Net income applicable to common shares $ 173,207 $ 137,826 $ 1,492 $ 1,579 $ 120,400 Add: Intangible asset amortization 1,235 1,436 $ (425) $ (445) 1,609 Less: Tax effect of intangible asset amortization (321) (370) 1067000 1,134 (430) After-tax intangible asset amortization $ 914 $ 1,066 137,037 88,656 $ 1,179 (O) Tangible net income applicable to common shares (non-GAAP) $ 174,121 $ 138,892 $ 4,795,387 $ 4,526,110 $ 121,579 Total average shareholders’ equity $ 4,895,271 $ 4,710,856 $ (412,500) $ (412,500) $ 4,500,460 Less: Average preferred stock (412,500) (412,500) 4,382,887 4,113,610 (412,500) (P) Total average common shareholders’ equity $ 4,482,771 $ 4,298,356 $ (678,953) $ (681,091) $ 4,087,960 Less: Average intangible assets (675,247) (676,371) 3,703,934 3,432,519 (682,603) (Q) Total average tangible common shareholders’ equity (non-GAAP) $ 3,807,524 $ 3,621,985 $0.12 $0.09 $ 3,405,357 Return on average common equity, annualized (N/P) 15.67% 12.72% 11.94 % Return on average tangible common equity, annualized (non-GAAP) (O/Q) 0.1854636737388 63 Three Months Ended Reconciliation of non-GAAP Return on Average Tangible Common Equity ($ in Thousands): March 31, December 31, September 30, June 30, March 31, 2024 2023 2023 2023 2023 (N) Net income applicable to common shares $ 180,303 $ 116,489 $ 157,207 $ 147,759 $ 173,207 Add: Intangible asset amortization $ 1,158 $ 1,356 $ 1,408 $ 1,499 1235000 Less: Tax effect of intangible asset amortization $ (291) $ (343) $ (380) $ (402) (321) After-tax intangible asset amortization $ 867 $ 1,013 $ 1,028 $ 1,097 914 (O) Tangible net income applicable to common shares (non-GAAP) $ 181,170 $ 117,502 $ 158,235 $ 148,856 174,121 Total average shareholders’ equity $ 5,440,457 $ 5,066,196 $ 5,083,883 $ 5,044,718 $ 4,895,271 Less: Average preferred stock $ (412,500) $ (412,500) $ (412,500) $ (412,500) $ (412,500) (P) Total average common shareholders’ equity $ 5,027,957 $ 4,653,696 $ 4,671,383 $ 4,632,218 $ 4,482,771 Less: Average intangible assets $ (678,731) $ (679,812) $ (681,520) $ (682,561) $ (675,247) (Q) Total average tangible common shareholders’ equity (non-GAAP) $4,349,226 $3,973,884 $3,989,863 $3,949,657 $3,807,524 Return on average common equity, annualized (N/P) 14.42% 9.93% 13.35% 12.79% 15.67% Return on average tangible common equity, annualized (non-GAAP) (O/Q) 16.75 11.73 15.73 15.12 18.55 Non-GAAP Reconciliation The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non- GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.